Exhibit 99.1

News Release
NYSE: WPZ
Date: Aug. 7, 2008
Williams Partners L.P. Reports Second-Quarter 2008 Financial Results
•	Per-Unit DCF Up 30% in 2Q

•	Net Income Per Unit Up 92% in 2Q

•	Higher NGL Margins Continue to Drive Results in Processing Businesses

•	Per-Unit Cash Distribution Increased for 10th Consecutive Quarter
          TULSA, Okla. – Williams Partners L.P. (NYSE: WPZ) today announced unaudited second-quarter 2008 net income of $71.8 million, compared with second-quarter 2007 net income of $46.7 million.  Net income per limited-partner unit for second-quarter 2008 was $0.92, compared with $0.48 per limited-partner unit for second-quarter 2007.
          Year-to-date through June 30, Williams Partners reported net income of $115.5 million, compared with net income of $71.9 million for the first half of 2007.  Net income per limited-partner unit for the first half of 2008 was $1.58, compared with $0.79 per limited-partner unit for the same time period last year.
          Higher natural gas liquid (NGL) margins at Wamsutter, Four Corners and Discovery were the key drivers of the improved earnings during the second-quarter and year-to-date periods.
          Higher operational and maintenance expenses at Four Corners and Conway partially offset these benefits in the second quarter.  For the year-to-date period, higher operational and maintenance expenses at Four Corners, lower first-quarter 2008 gathering and processing volumes and higher interest expense due to the Wamsutter acquisition partially offset these benefits.
          In second-quarter 2008, the key measure of distributable cash flow per weighted-average limited partner unit was $0.95, compared with $0.73 for second-quarter 2007 – an increase of 30 percent. Total distributable cash flow in second-quarter 2008 for limited-partner unitholders was $50 million, compared with $28.6 million for second-quarter 2007.
          Year-to-date through June 30, distributable cash flow per weighted-average limited partner unit was $1.69, compared with $1.24 for the same time period in 2007 – an increase of 36 percent.  Total distributable cash flow for limited-partner unitholders for the first half of 2008 was $88.8 million, compared with $48.5 million for the first half of 2007.
          The significant increase in distributable cash flow during second-quarter and year-to-date 2008 periods is due to the partnership’s increased cash distributions from its Wamsutter and Discovery investments and improved results at Four Corners.
          For the second quarter, the partnership raised its regular cash distribution to unitholders to $0.625 per unit, making its cash distribution coverage ratio 1.5 for the second quarter.   Regular cash distributions to

Williams Partners L.P. (NYSE: WPZ) Second-Quarter 2008 Financial Results — Aug. 7, 2008	Page 1 of 6

unitholders for the first half of 2008 have totaled $1.225 per unit, making the coverage ratio for the first half of the year 1.4. Maintaining a strong cash distribution coverage ratio helps insulate the partnership’s distributions from volatile movements in commodity prices.
          Second-quarter and year-to-date 2007 results throughout this release have been recast to reflect the partnership’s 2007 acquisitions of an additional 20 percent of Discovery and a membership interest in the Wamsutter system.  Because the acquisitions closed in the last half of 2007, those assets’ first- and second-quarter 2007 net income was allocated to the general partner as pre-partnership income.  As result, a higher portion of the partnership’s total net income was allocated to the limited partners in the first six months of 2008, compared with the first six months of 2007.
Chief Operating Officer Perspective
          “Williams Partners had an extremely successful second quarter, building on our track record of delivering solid results for our unitholders,” said Alan Armstrong, chief operating officer of the general partner of Williams Partners. “We achieved robust growth in both earnings per unit and our key measure of distributable cash flow per unit.
          “Our gathering and processing businesses are performing well, particularly in the West, where volumes have recovered following several challenges in the first quarter,” Armstrong said.  “The return to normal volumes enables us to fully benefit from the continued strong NGL margins.”
Business Segment Performance
          Business segment performance includes results for the partnership’s three business segments: Gathering and Processing – West, which includes Four Corners and the Wamsutter investment; Gathering and Processing – Gulf, which includes the Discovery investment; and NGL Services, which includes the Conway fractionation and storage complex.

Williams Partners L.P. (NYSE: WPZ) Second-Quarter 2008 Financial Results — Aug. 7, 2008	Page 2 of 6

Consolidated Segment Profit	2Q		YTD
Amounts in thousands	2008	2007	2008	2007
Gathering and Processing — West	$86,778	$59,181	$137,183	$101,785
Gathering and Processing — Gulf	8,446	3,670	21,957	7,308
NGL Services	3,414	5,606	8,955	5,659

Consolidated Segment Profit	$98,638	$68,457	$168,095	$114,752

Recurring Consolidated Segment Profit*
Amounts in thousands

Gathering and Processing — West	$83,512	$59,181	$130,852	$102,066
Gathering and Processing — Gulf	8,446	3,670	21,957	7,308
NGL Services	3,414	5,606	8,955	7,096

Recurring Consolidated Segment Profit*	$95,372	$68,457	$161,764	$116,470

*	A schedule reconciling segment profit to recurring segment profit is attached to this press release.
          Higher NGL margins were the primary drivers of the second-quarter and year-to-date improvement in the Gathering & Processing – West segment.  Higher net product imbalance losses and slightly lower gathering and processing volumes at Four Corners during the first quarter partially offset these benefits in the year-to-date period.  Both the lower volumes and higher net product imbalance losses were impacted by severe winter weather conditions and the shutdown of the Ignacio gas processing plant following the Nov. 28, 2007, fire.  The Ignacio plant returned to service on Jan. 18.
          Higher gross processing margins at Discovery drove the improvement for Gathering and Processing – Gulf in both the second-quarter and year-to-date periods.
          The decline in recurring segment profit for NGL Services during the second quarter was due to higher net product imbalance losses at Conway.  Gains and losses from product imbalances are an unpredictable component of operating costs. Higher fractionation and storage revenues and lower operating costs drove the improved results for the year-to-date period.
          Reconciliations of the partnership’s distributable cash flow for limited-partner unitholders to net income, as well as recurring segment profit to segment profit, are available on Williams Partners’ web site at www.williamslp.com and as an attachment to this document.
Distributable Cash Flow and Recurring Segment Profit Definitions
          Distributable cash flow per weighted average limited-partner unit is a key measure of the partnership’s financial performance and available cash flows to unitholders.
          Williams Partners defines distributable cash flow per limited-partner unit as distributable cash flow, as defined in the following paragraph, attributable to partnership operations plus the cash distributed by Wamsutter and Discovery. The total distributable cash flow attributable to partnership operations is then allocated among the

Williams Partners L.P. (NYSE: WPZ) Second-Quarter 2008 Financial Results — Aug. 7, 2008	Page 3 of 6

general partner and the limited partners in accordance with the cash-distribution provisions of our partnership agreement. The resulting distributable cash flow attributable to partnership operations and to its limited partners is then divided by the weighted average limited partner-units outstanding to arrive at distributable cash flow per limited-partner unit.
          Williams Partners defines distributable cash flow as net income plus depreciation, amortization and accretion, and the amortization of a natural gas purchase contract, less its equity earnings in Wamsutter and Discovery, as well as adjustments for certain non-cash, non-recurring items, plus reimbursements from Williams under an omnibus agreement and less maintenance capital expenditures.
          Williams Partners defines recurring segment profit as segment profit excluding items of income or loss that it characterizes as unrepresentative of its ongoing operations. Schedules presenting Williams Partners’ consolidated statements of income, segment profit and operating information are available on Williams Partners’ web site at www.williamslp.com and as an attachment to this document.
Today’s Analyst Call
          Williams Partners’ management will discuss the partnership’s second-quarter 2008 financial results during an analyst presentation to be webcast live beginning at 11 a.m. EDT today.
          Participants are encouraged to access the webcast at www.williamslp.com. Slides are available for viewing, downloading and printing.
          A limited number of phone lines also will be available at (877) 558-9190. International callers should dial (706) 902-3248.  Replays of the second-quarter webcast, in both streaming and downloadable podcast formats, will be available for two weeks at www.williamslp.com following the event.
Form 10-Q
          The partnership will file its Form 10-Q with the Securities and Exchange Commission today. The document will be available on both the SEC and Williams Partners web sites.
About Williams Partners L.P. (NYSE: WPZ)
Williams Partners L.P. is a publicly traded master limited partnership that owns natural gas gathering, transportation, processing and treating assets serving regions where producers require large scale and highly reliable services, including the Gulf of Mexico, the San Juan Basin in New Mexico and Colorado, and the Washakie Basin in Wyoming. The partnership also serves the natural gas liquids (NGL) market through its NGL fractionating and storage assets. The general partner is Williams Partners GP LLC. More information about the partnership is available at www.williamslp.com. Go to http://www.b2i.us/irpass.asp?BzID=1296&to=ea&s=0 to join our e-mail list.

Williams Partners L.P. (NYSE: WPZ) Second-Quarter 2008 Financial Results — Aug. 7, 2008	Page 4 of 6

Contact:	Jeff Pounds
Williams (media relations)
(918) 573-3332

Sharna Reingold
Williams (investor relations)
(918) 573-2078
# # #
Williams Partners’ reports, filings and other public announcements might contain or incorporate by reference forward-looking statements — statements that do not directly or exclusively relate to historical facts. You typically can identify forward-looking statements by the use of forward-looking words, such as “anticipate,” believe,” “could,” “continue,” “estimate,” “expect,” “forecast,” “may,” “plan,” “potential,” “project,” “schedule,” “will” and other similar words. These statements are based on our intentions, beliefs and assumptions about future events and are subject to risks, uncertainties and other factors. Actual results could differ materially from those contemplated by the forward-looking statements. In addition to any assumptions, risks, uncertainties and other factors referred to specifically in connection with such statements, other factors could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements. Those risks, uncertainties and factors include, among others: Williams Partners may not have sufficient cash from operations to enable it to pay the minimum distribution following establishment of cash reserves and payment of fees and expenses, including payments to our general partner; because of the natural decline in production from existing wells and competitive factors, the success of Williams Partners’ gathering and transportation businesses depends on its ability to connect new sources of natural gas supply, which is dependent on factors beyond its control; any decrease in supplies of natural gas could adversely affect Williams Partners’ business and operating results; lower natural gas and oil prices could adversely affect Williams Partners’ fractionation and storage businesses; Williams Partners’ processing, fractionation and storage businesses could be affected by any decrease in natural gas liquids (NGL) prices or a change in NGL prices relative to the price of natural gas; Williams Partners depends on certain key customers and producers for a significant portion of its revenues and supply of natural gas and NGLs and the loss of any of these key customers or producers could result in a decline in its revenues and cash available to pay distributions; if third-party pipelines and other facilities interconnected to Williams Partners’ pipelines and facilities become unavailable to transport natural gas and NGLs or to treat natural gas, Williams Partners’ revenues and cash available to pay distributions could be adversely affected; Williams Partners does not own all of the interests in Wamsutter LLC (Wamsutter), the Conway fractionator or Discovery Producer Services LLC (Discovery), which could adversely affect Williams Partners’ ability to operate and control these assets in a manner beneficial to it; Williams Partners’ results of storage and fractionation operations are dependent upon the demand for propane and other NGLs and a substantial decrease in this demand could adversely affect Williams Partners’ business and operation results; Discovery and Wamsutter may reduce their cash distributions to Williams Partners in some situations; Discovery’s interstate tariff rates and terms and conditions are subject to review and possible adjustment by federal regulators and are subject to changes in policy by federal regulators, which could have a material adverse effect on Williams Partner’s business and operating results; Williams Partners’ operations are subject to operational hazards and unforeseen interruptions for which it may not be adequately insured; Williams Partners does not operate all of its assets and its reliance on others to operate its assets and to provide other services could adversely affect Williams Partners’ business and operating results. Williams Partners’ partnership agreement limits its general partner’s fiduciary duties to unitholders and restricts the remedies available to unitholders for actions taken by its general partner that might otherwise constitute breaches of fiduciary duty; The Williams Companies, Inc.’s (Williams) public indentures and Williams Partners’ credit facility contain financial and operating restrictions that may limit its access to credit; in addition, Williams Partners’ ability to obtain credit in the future will be affected by Williams’ credit ratings; Williams Partners’ future financial and operating flexibility may be adversely affected by restrictions in Williams Partners’ debt agreements and by its leverage;  Williams Partners may not be able to grow or effectively manage growth; Williams Partners has a holding company structure in which its subsidiaries conduct its operations and own its operating assets, which may affect Williams Partners’ ability to make payments on its debt obligations and distributions on its common units; common units held by Williams eligible for future sale may have adverse effects on the price of Williams Partners’ common units; Williams controls Williams Partners’ general partner, which has sole responsibility for conducting Williams Partners’ business and managing its operations; Williams Partners’ general partner and its affiliates have conflicts of interests with Williams Partners and limited fiduciary duties, and they may favor their own interests to the detriment of Williams Partners’ unitholders; even if unitholders are dissatisfied, they currently have little ability to remove Williams Partners’ general partner without its consent. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to

Williams Partners L.P. (NYSE: WPZ) Second-Quarter 2008 Financial Results — Aug. 7, 2008	Page 5 of 6

a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Investors are urged to closely consider the disclosures and risk factors in Williams Partners’ reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission available from Williams Partners’ offices or from Williams Partners’ website at www.williamslp.com.

Williams Partners L.P. (NYSE: WPZ) Second-Quarter 2008 Financial Results — Aug. 7, 2008	Page 6 of 6

Reconciliation of Non-GAAP Measures
(UNAUDITED)
     This press release includes certain financial measures, Recurring Segment Profit, Distributable Cash Flow and Distributable Cash Flow per Limited Partner Unit that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission.
     For Williams Partners L.P., Recurring Segment Profit excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes Recurring Segment Profit provides investors meaningful insight into Williams Partners L.P.’s results from ongoing operations.
     For Williams Partners L.P. we define Distributable Cash Flow as net income (loss) plus depreciation, amortization and accretion, and the amortization of a natural gas purchase contract, less our earnings from equity investments, as well as adjustments for certain non-cash, non-recurring items, plus reimbursements from Williams under an omnibus agreement and less maintenance capital expenditures. For our equity investments, Wamsutter and Discovery, we define Distributable Cash Flow as net income (loss) plus depreciation, amortization and accretion and less maintenance capital expenditures. We also adjust for certain non-cash, non-recurring items. Our equity share of Wamsutter’s Distributable Cash Flow is based on the distribution provisions of the Wamsutter LLC Agreement. Our equity share of Discovery’s Distributable Cash Flow is 60%.
     For Williams Partners L.P. we define Distributable Cash Flow per Limited Partner Unit as Distributable Cash Flow, as defined in the preceding paragraph, attributable to partnership operations plus the actual cash distributed by Wamsutter and Discovery. The total Distributable Cash Flow attributable to partnership operations is then allocated between the general partner and the limited partners in accordance with the cash distribution provisions of our partnership agreement. The resulting Distributable Cash Flow attributable to partnership operations and to its limited partners is then divided by the weighted average limited partner units outstanding to arrive at Distributable Cash Flow per Limited Partner Unit.
     This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating. Neither Recurring Segment Profit nor Distributable Cash Flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income (loss) or cash flow from operations. Distributable Cash Flow per Limited Partner is not presented as an alternative to net income per unit. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

	2007*			2008
(Thousands, except per-unit amounts)	1st Qtr	2nd Qtr	Y-T-D	1st Qtr	2nd Qtr	Y-T-D

Williams Partners L.P.
Reconciliation of Non-GAAP “Recurring Segment Profit” to GAAP “Segment Profit”

Gathering and Processing — West	$42,604	$59,181	$101,785	$50,405	$86,778	$137,183
Gathering and Processing — Gulf	3,638	3,670	7,308	13,511	8,446	21,957
NGL Services	53	5,606	5,659	5,541	3,414	8,955

Segment Profit	46,295	68,457	114,752	69,457	98,638	168,095
Non-recurring Items:
Gathering and Processing — West
Involuntary conversion gain resulting from Ignacio fire	—	—	—	—	(3,266)	(3,266)
Wamsutter customer contract adjustment included in equity earnings	—	—	—	(3,065)	—	(3,065)
2005-2006 retroactive charges for customer contract	(848)	—	(848)	—	—	—
Adjust right-of-way prepaid expense	1,243	—	1,243	—	—	—
Adjust 2006 incentive compensation accrual	(899)	—	(899)	—	—	—
Adjust asset retirement obligation	785	—	785	—	—	—
NGL Services
Product imbalance valuation adjustment	1,437	—	1,437	—	—	—

Recurring Segment Profit	$48,013	$68,457	$116,470	$66,392	$95,372	$161,764

*	Because Wamsutter and the additional 20% interest in Discovery were affiliates of Williams at the time of these acquisitions, the transactions were between entities under common control, and have been accounted for at historical cost. Accordingly, these tables have been recast to reflect the Equity Earnings in Wamsutter and Discovery throughout the periods presented.

	2007*			2008
(Thousands, except per-unit amounts)	1st Qtr	2nd Qtr	Y-T-D	1st Qtr	2nd Qtr	Y-T-D

Williams Partners L.P.
Reconciliation of Non-GAAP “Distributable Cash Flow per Limited Partner Unit “GAAP “Net income”

Net income	$25,137	$46,742	$71,879	$43,629	$71,822	$115,451
Depreciation, amortization and accretion	13,178	11,234	24,412	11,226	11,002	22,228
Amortization of natural gas purchase contract	1,188	1,189	2,377	—	—	—
Non-cash amortization of debt issuance costs included in interest expense	404	403	807	489	459	948
Involuntary conversion gain resulting from Ignacio fire	—	—	—	—	(3,266)	(3,266)
Equity earnings	(15,259)	(24,433)	(39,692)	(34,815)	(46,050)	(80,865)
Reimbursements from Williams under omnibus agreement	842	825	1,667	771	865	1,636
Maintenance capital expenditures (a)	(7,621)	(8,665)	(16,286)	(8,534)	(2,497)	(11,031)

Distributable Cash Flow Excluding Equity Investments	$17,869	$27,295	$45,164	$12,766	$32,335	$45,101

Plus: Wamsutter cash distributions to Williams Partners L.P.	—	—	—	22,704	26,603	49,307
Plus: Discovery’s cash distributions to Williams Partners L.P.	3,600	10,869	14,469	16,800	15,600	32,400

Distributable cash flow attributable to partnership operations	21,469	38,164	59,633	52,270	74,538	126,808

Distributable Cash Flow attributable to partnership operations allocable to general partner	1,487	9,607	11,094	13,431	24,565	37,996

Distributable Cash Flow attributable to limited partnership operations allocable to limited partners	$19,982	$28,557	$48,539	$38,839	$49,973	$88,812

Weighted average number of units outstanding:	39,358,798	39,358,798	39,358,798	52,774,728	52,774,728	52,774,728

Distributable Cash Flow attributable to partnership operations per limited partner unit:	$0.51	$0.73	$1.24	$0.74	$0.95	$1.69

(a) Maintenance capital expenditures includes certain well connection capital

Wamsutter
Reconciliation of Non-GAAP “Distributable Cash Flow” to GAAP “Net income”

Net income	$11,328	$20,558	$31,886	$21,194	$37,480	$58,674
Depreciation, amortization and accretion	4,258	4,440	8,698	5,228	5,213	10,441
Maintenance capital expenditures	(4,535)	(5,763)	(10,298)	(3,245)	(6,258)	(9,503)

Distributable Cash Flow — 100%	$11,051	$19,235	$30,286	$23,177	$36,435	$59,612

Discovery Producer Services
Reconciliation of Non-GAAP “Distributable Cash Flow” to GAAP “Net income”

Net income	$6,551	$6,460	13,011	$22,701	$14,282	36,983
Depreciation, amortization and accretion	6,483	6,508	12,991	6,983	6,802	13,785
Maintenance capital expenditures	(429)	(595)	(1,024)	(187)	(285)	(472)

Distributable Cash Flow — 100%	$12,605	$12,373	$24,978	$29,497	$20,799	$50,296

Distributable Cash Flow — our 60% interest	$7,563	$7,424	$14,987	$17,698	$12,479	$30,178

*	Because Wamsutter and the additional 20% interest in Discovery were affiliates of Williams at the time of these acquisitions, the transactions were between entities under common control, and have been accounted for at historical cost. Accordingly, these tables have been recast to reflect the Equity Earnings in Wamsutter and Discovery throughout the periods presented.

Consolidated Statements of Income
(UNAUDITED)

	2007*			2008
(Thousands, except per-unit amounts)	1st Qtr	2nd Qtr	Y-T-D	1st Qtr	2nd Qtr	Y-T-D
Revenues:
Product sales:
Affiliate	$56,552	$62,119	$118,671	$78,122	$94,134	$172,256
Third-party	6,313	5,070	11,383	4,221	9,741	13,962
Gathering and processing:
Affiliate	9,491	8,743	18,234	8,790	9,847	18,637
Third-party	51,103	51,422	102,525	46,210	49,548	95,758
Storage	6,410	6,818	13,228	7,333	7,102	14,435
Fractionation	1,917	2,616	4,533	3,292	4,804	8,096
Other	2,029	2,481	4,510	2,394	3,069	5,463

Total revenues	133,815	139,269	273,084	150,362	178,245	328,607

Cost and expenses:
Product cost and shrink replacement:
Affiliate	21,725	18,520	40,245	22,033	27,686	49,719
Third-party	20,470	26,157	46,627	30,065	38,323	68,388
Operating and maintenance expense:
Affiliate	14,328	10,484	24,812	23,133	16,548	39,681
Third-party	28,185	23,759	51,944	23,951	29,984	53,935
Depreciation, amortization and accretion	13,178	11,234	24,412	11,226	11,002	22,228
General and administrative expense:
Affiliate	9,406	9,644	19,050	9,876	12,385	22,261
Third-party	664	1,189	1,853	928	749	1,677
Taxes other than income	2,114	2,626	4,740	2,505	2,167	4,672
Other, net	460	198	658	333	(2,811)	(2,478)

Total costs and expenses	110,530	103,811	214,341	124,050	136,033	260,083

Operating income	23,285	35,458	58,743	26,312	42,212	68,524

Equity earnings — Wamsutter	11,328	20,558	31,886	21,194	37,480	58,674
Equity earnings — Discovery	3,931	3,875	7,806	13,621	8,570	22,191
Interest expense:
Affiliate	(15)	(15)	(30)	(25)	(15)	(40)
Third-party	(14,355)	(14,359)	(28,714)	(17,648)	(16,668)	(34,316)
Interest income	963	1,225	2,188	175	243	418

Net income	$25,137	$46,742	$71,879	$43,629	$71,822	$115,451

Allocation of net income*
Net income	$25,137	$46,742	$71,879	$43,629	$71,822	$115,451
Allocation of net income to general partner	12,912	22,417	35,329	8,911	23,008	31,919

Allocation of net income to limited partners	12,225	24,325	36,550	34,718	48,814	83,532

Net income, per common and subordinated unit	$0.31	$0.48	$0.79	$0.66	$0.92	$1.58
Weighted average number of units outstanding	39,358,798	39,358,798	39,358,798	52,774,728	52,774,728	52,774,728

*	Because Wamsutter and the additional 20% interest in Discovery were affiliates of Williams at the time of these acquisitions, the transactions were between entities under common control, and have been accounted for at historical cost. Accordingly, these tables have been recast to reflect the Equity Earnings in Wamsutter and Discovery throughout the periods presented. Net income applicable to periods before the acquisitions of these businesses is fully allocated to our general partner, which results in no impact to net income per limited partner unit.

Segment Profit & Operating Statistics
(UNAUDITED)

	2007*			2008
(Thousands)	1st Qtr	2nd Qtr	Y-T-D	1st Qtr	2nd Qtr	Y-T-D

Gathering and Processing — West
Segment revenues	$120,428	$125,047	$245,475	$132,333	$158,563	$290,896
Product cost and shrink replacement	39,675	42,313	81,988	47,446	61,144	108,590
Operating and maintenance expense	33,097	29,487	62,584	40,893	36,677	77,570
Depreciation, amortization and accretion	12,175	10,203	22,378	10,299	10,136	20,435
Direct general and administrative expenses	1,821	1,797	3,618	1,930	2,058	3,988
Other, net	2,384	2,624	5,008	2,554	(750)	1,804

Segment operating income	31,276	38,623	69,899	29,211	49,298	78,509
Equity earnings	11,328	20,558	31,886	21,194	37,480	58,674

Segment profit	$42,604	$59,181	$101,785	$50,405	$86,778	$137,183

Gathering and Processing — Gulf
Segment revenues	$561	$459	$1,020	$567	$546	$1,113
Operating and maintenance expense	550	361	911	524	519	1,043
Depreciation and accretion	304	303	607	153	151	304
Direct general and administrative expenses	—	—	—	—	—	—
Other, net	—	—	—	—	—	—

Segment operating loss	(293)	(205)	(498)	(110)	(124)	(234)
Equity earnings	3,931	3,875	7,806	13,621	8,570	22,191

Segment profit	$3,638	$3,670	$7,308	$13,511	$8,446	$21,957

NGL Services
Segment revenues	$12,826	$13,763	$26,589	$17,462	$19,136	$36,598
Product cost	2,520	2,364	4,884	4,652	4,865	9,517
Operating and maintenance expense	8,866	4,395	13,261	5,667	9,336	15,003
Depreciation and accretion	699	728	1,427	774	715	1,489
Direct general and administrative expenses	498	470	968	544	700	1,244
Other, net	190	200	390	284	106	390

Segment profit	$53	$5,606	$5,659	$5,541	$3,414	$8,955

* Because Wamsutter and the additional 20% interest in Discovery were affiliates of Williams at the time of these acquisitions, the transactions were between entities under common control, and have been accounted for at historical cost. Accordingly, these tables have been recast to reflect the Equity Earnings in Wamsutter and Discovery throughout the periods presented.

Williams Partners:
Conway storage revenues	$6,410	$6,818	$13,228	$7,333	$7,102	$14,435
Conway fractionation volumes (bpd) — our 50%	31,316	36,220	33,781	33,103	38,173	35,638
Carbonate Trend gathering volumes (BBtu/d)	25	19	22	24	23	23
Williams Four Corners:
Gathering volumes (BBtu/d)	1,453	1,462	1,457	1,316	1,410	1,363
Fee-based processing volumes (BBtu/d)	866	872	869	796	896	846
NGL equity sales (million gallons)	46	39	85	36	43	79
NGL margin ($/gallon)	$0.41	$0.53	$0.46	$0.74	$0.78	$0.76
NGL production (million gallons)	140	137	277	112	140	252
Wamsutter - 100%:
Gathering volumes (BBtu/d)	510	522	516	434	521	477
Fee-based processing volumes (BBtu/d)	302	312	307	252	312	282
NGL equity sales (million gallons)	28	27	55	41	36	77
NGL margin ($/gallon)	$0.27	$0.40	$0.33	$0.58	$0.63	$0.60
NGL production (million gallons)	101	103	204	106	114	220
Discovery Producer Services - 100% Plant inlet volumes (BBtu/d)	548	616	582	627	614	621
Gross processing margin ($/MMBtu)	$0.23	$0.24	$0.24	$0.45	$0.36	$0.41
NGL equity sales (million gallons)	18	25	43	37	23	60
NGL production (million gallons)	56	66	122	70	58	128